UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 23, 2017

MANITEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 Industrial Drive, Bridgeview, Illinois 60455

(Address of Principal Executive Offices) (Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 23, 2017, Manitex International, Inc. (the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor”), as sales agent, pursuant to which the Company may offer and sell, from time to time, through Cantor shares of its common stock, no par value per share, having an aggregate offering price of up to $20.0 million. As reported on December 21, 2016, the Company believes that production in 2017 will increase and that there may be other capital requirements in the year ahead. If such requirements develop, the Company believes that it is prudent to put into place a mechanism by which supplemental liquidity can be provided if needed.

The Company is not obligated to sell any shares under the Sales Agreement. Subject to the terms and conditions of the Sales Agreement, Cantor will use commercially reasonable efforts consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations and the rules of The NASDAQ Capital Market to sell shares from time to time based upon the Company’s instructions, including any price, time or size limits specified by the Company. Under the Sales Agreement, Cantor may sell shares by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the U.S. Securities Act of 1933, as amended. Cantor’s obligations to sell shares under the Sales Agreement are subject to satisfaction of certain conditions, including customary closing conditions for transactions of this nature. The Company will pay Cantor a commission of 3.0% of the aggregate gross proceeds from each sale of shares and has agreed to provide Cantor with customary indemnification and contribution rights. Sales of shares of common stock under the Sales Agreement will be made pursuant to the registration statement on Form S-3 (File No. 333-213808), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on October 3, 2016, and a related prospectus supplement filed with the SEC on January 23, 2017.

The foregoing summary of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, which is filed herewith as Exhibit 1.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any shares under the Sales Agreement, nor shall there be any sale of such shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 8.01.	Other Events.

On January 23, 2017, Manitex International, Inc. (the “Company”) issued a press release announcing that its Board of Directors is exploring strategic alternatives for A.S.V., LLC, the Company’s joint venture with Terex Corporation, including the possibility of an initial public offering. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Controlled Equity OfferingSM Sales Agreement, dated January 23, 2017, by and between Manitex International, Inc. and Cantor Fitzgerald & Co.

5.1	Opinion of Bowen, Radabaugh & Milton, P.C.

23.1	Consent of Bowen, Radabaugh & Milton, P.C. (included in Exhibit 5.1)

99.1	Press Release dated January 23, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANITEX INTERNATIONAL, INC.

By:	/s/ David H. Gransee
Name:	David H. Gransee
Title:	Vice President and CFO

Date: January 23, 2017